Exhibit 99.1

Janux Therapeutics Reports Fourth Quarter and Full Year 2025 Financial Results and Business Highlights

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Continued clinical execution across TRACTr programs JANX007 and JANX008
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JANX007 enrolling in Phase 1b Taxane-naïve patient population in metastatic castration-resistant prostate cancer (mCRPC)
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JANX008 enrolling expansion cohorts in defined tumor settings
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Initiated Phase 1 study of JANX011 in healthy volunteers
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Entered collaboration and exclusive worldwide license agreement with Bristol Myers Squibb to develop a novel tumor-activated therapeutic for solid tumors
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Appointment of William Go, M.D., Ph.D., as Chief Medical Officer
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Strong year-end cash position supporting continued pipeline execution

SAN DIEGO, February 26, 2026 – Janux Therapeutics, Inc. (Nasdaq: JANX) (Janux), a clinical-stage biopharmaceutical company developing a broad pipeline of novel immunotherapies, today reported financial results for the fourth quarter and full year ended December 31, 2025, and provided a business update.

“The past year marked a period of significant execution and progress for Janux as we continued to translate the promise of our tumor-activated platform into meaningful clinical and strategic advances. Recent JANX007 clinical results demonstrate clinical activity and a consistent and predictable safety profile in mCRPC and support continued advancement in taxane-naïve patients as well as other expansion cohorts,” said David Campbell, Ph.D., President and CEO of Janux.

“In early 2026, we announced a collaboration with Bristol Myers Squibb that provides near-term capital and further validates the potential of our platform. We also continue to strengthen our team to support the next phase of clinical and pipeline growth. With additional product candidates entering the clinic in 2026, we believe Janux is well positioned to execute on our clinical strategy and continue to build long-term value for patients and shareholders.”

BUSINESS HIGHLIGHTS AND RECENT DEVELOPMENTS:

Clinical & Pipeline Progress

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Janux presented updated interim Phase 1 data for JANX007 (PSMA-TRACTr) in December 2025. As of the October 15, 2025 data cutoff, 109 patients had been treated across Phase 1 cohorts:
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Durable clinical activity was observed across both once-weekly (QW) and every-two-week (Q2W) cohorts, with median radiographic progression-free survival (rPFS) ranging from 7.9 to 8.9 months. The rPFS in the Q2W cohort compared favorably to the QW expansion group.
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Data demonstrated high prostate-specific antigen (PSA) response rates including deep PSA declines. Anti-tumor activity was observed, with confirmed and unconfirmed partial responses in 30% (8/27) of RECIST-evaluable patients.

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Ongoing dose optimization of JANX007 monotherapy is focused on taxane-naïve mCRPC.
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The Phase 1 study also includes expansion cohorts evaluating JANX007 in combination with darolutamide, an androgen receptor pathway inhibitor, to further characterize safety and clinical activity in taxane-naïve mCRPC.
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Additional expansion cohorts are evaluating JANX007 monotherapy in patients with PARP inhibitor-refractory mCRPC, supporting assessment of activity in a high-unmet-need population.
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JANX008 (EGFR-TRACTr) continues to enroll in its Phase 1 clinical trial in a defined group of solid tumors, with expansion cohorts underway to further characterize safety and clinical activity.
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JANX011 (CD19-ARM) is actively enrolling its Phase 1 clinical trial in healthy volunteers.

Strategic Collaboration

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In January 2026, Janux announced a collaboration and exclusive worldwide license agreement with Bristol Myers Squibb to develop a novel tumor-activated therapeutic targeting a validated solid tumor antigen.
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Under the terms of the agreement, Janux is eligible to receive $50 million in upfront and near-term milestone payments, with the potential for additional development, regulatory and commercial milestones totaling approximately $800 million, as well as tiered royalties on global product sales, if successful.
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Janux will lead preclinical development through IND submission, with Bristol Myers Squibb assuming responsibility for subsequent clinical development and global commercialization.

Corporate & Leadership

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Janux recently announced the appointment of William Go, M.D., Ph.D. as Chief Medical Officer, strengthening the Company’s clinical leadership as additional programs enter the clinic in 2026 and progress toward later-stage development.

Upcoming Milestones

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The Company expects to provide additional clinical data for JANX007 in 2026 or present these data at a future medical meeting.
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The Company expects to provide additional clinical update for JANX008 in 2026.
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The Company expects to announce initial clinical update from the Phase 1 study of JANX011 in healthy volunteers by year-end 2026.

FOURTH QUARTER AND FULL YEAR 2025 FINANCIAL RESULTS:

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Cash and cash equivalents and short-term investments: As of December 31, 2025, Janux reported cash and cash equivalents and short-term investments of $966.6 million, compared to $1.03 billion on December 31, 2024.
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Research and development expenses: Research and development expenses were $31.5 million for the quarter and $125.9 million for the year ended December 31, 2025, compared to $20.8 million and $68.4 million for the same quarter and year in 2024.

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General and administrative expenses: General and administrative expenses were $10.9 million for the quarter and $41.8 million for the year ended December 31, 2025, compared to $8.2 million and $41.0 million for the same quarter and year in 2024.
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Net loss: Net loss was $31.9 million for the quarter and $113.6 million for the year ended December 31, 2025, compared to $20.2 million and $69.0 million for the same quarter and year in 2024.

About Janux Therapeutics

Janux is a clinical-stage biopharmaceutical company developing a broad pipeline of novel immunotherapies by applying its proprietary technology to its Tumor Activated T Cell Engager (TRACTr), Tumor Activated Immunomodulator (TRACIr), and Adaptive Immune Response Modulator (ARM) platforms. Janux’s first clinical candidate, JANX007, is a TRACTr that targets prostate-specific membrane antigen (PSMA) and is being investigated in a Phase 1 clinical trial in adult patients with mCRPC. Janux’s second clinical candidate, JANX008, is a TRACTr that targets epidermal growth factor receptor (EGFR) and is being studied in a Phase 1 clinical trial for the treatment of multiple solid tumors. Janux is also advancing its first ARM platform clinical candidate, JANX011, a CD19-ARM for the potential treatment of autoimmune diseases in a Phase 1 study in healthy adult volunteers. Janux continues to generate a number of additional TRACTr, TRACIr, and ARM programs for potential future development. For more information, please visit www.januxrx.com and follow us on LinkedIn.

Forward-Looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, Janux’s ability to bring new treatments to cancer patients in need, expectations regarding the timing, scope and results of Janux’s development activities, including its ongoing and planned preclinical studies and clinical trials, and the potential benefits of Janux’s product candidates and platform technologies, expectations regarding the use of Janux’s platform technologies to generate novel product candidates and the strength of Janux’s balance sheet and the adequacy of cash on hand. Factors that may cause actual results to differ materially include the risk that interim results of a clinical trial are not necessarily indicative of final results and one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data and as more patient data becomes available, including the risk that unconfirmed responses may not ultimately result in confirmed responses to treatment after follow-up evaluations, the risk that compounds that appear promising in early research do not demonstrate safety and/or efficacy in later preclinical studies or clinical trials, the risk that Janux may not obtain approval to market its product candidates, uncertainties associated with performing clinical trials, regulatory filings and applications, risks associated with reliance on third parties to successfully conduct clinical trials, the risks associated with reliance on outside financing to meet capital requirements, and other risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “promise,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties Janux faces, please refer to Janux’s periodic and other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and Janux assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Janux Therapeutics, Inc.

Condensed Balance Sheets

(in thousands)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$52,334	$430,605
Short-term investments	914,233	594,568
Prepaid expenses and other current assets	9,320	8,493
Total current assets	975,887	1,033,666
Restricted cash	816	816
Property and equipment, net	3,852	4,864
Operating lease right-of-use assets	18,402	19,286
Other long-term assets	2,608	2,884
Total assets	$1,001,565	$1,061,516

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,971	$4,026
Accrued expenses	17,633	11,684
Current portion of operating lease liabilities	2,393	1,749
Total current liabilities	24,997	17,459
Operating lease liabilities, net of current portion	19,746	21,276
Total liabilities	44,743	38,735
Total stockholders’ equity	956,822	1,022,781
Total liabilities and stockholders’ equity	$1,001,565	$1,061,516

Janux Therapeutics, Inc.

Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Collaboration revenue	$—	$—	$10,000	$10,588
Operating expenses:
Research and development	31,548	20,806	125,896	68,388
General and administrative	10,853	8,216	41,771	41,047
Total operating expenses	42,401	29,022	167,667	109,435
Loss from operations	(42,401)	(29,022)	(157,667)	(98,847)
Total other income	—	8,806	—	29,853
Net loss	$(42,401)	$(20,216)	$(157,667)	$(68,994)
Other comprehensive gain (loss):
Unrealized gain (loss) on available-for-sale securities, net	10,455	(5,668)	44,042	1,498
Comprehensive loss	$(31,946)	$(25,884)	$(113,625)	$(67,496)
Net loss per common share, basic and diluted	$(0.51)	$(0.36)	$(1.83)	$(1.28)
Weighted-average shares of common stock outstanding, basic and diluted	62,145,668	56,832,374	61,966,999	53,751,480

Contacts

Investors:

Chad Rubin

Endurance Advisors

crubin@enduranceadvisors.com

646.319.3261

Media:

Jessica Yingling, Ph.D.

Little Dog Communications Inc.

jessica@litldog.com

858.344.8091